Exhibit 99.1
EBIX RECORDS 51% YOY GROWTH WITH DILUTED EPS OF 36 CENTS
•	Revenue of $32.2 Million, up 44% Year-Over-Year

•	Net Income of $14.0 Million, up 56% Year-Over-Year

•	Operating cash flow for Q2 2010 of $16.0 million, up 108% Year-Over-Year
ATLANTA, GA — August 9, 2010 — Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance industry, today reported record financial results for the second quarter of 2010. The results marked the highest revenue, net income, operating cash flow and diluted EPS that the company has reported in any one-quarter, in its thirty-four year history.
Ebix delivered the following results for its second quarter, fiscal year 2010:
Revenues: Total Q2 2010 revenue was $32.2 million, an increase of 44% on a year-over-year basis, as compared to Q2 2009 revenue of $22.4 million. During the six months ended June 30, 2010 revenue increased $20.7 million or 48%, to $63.8 million compared to $43.1 million during the same period in 2009.
Channel Revenues: The Exchange channel grew 73% year over year to $22.7 million or 71% of the Q2 revenues. The BPO channel grew 7% year over year, to $4.0 million or 12% of the Q2 revenues. The Broker Channel grew 17% year over year, to $3.3 million or 10% of the Q2 revenues. The Carrier channel dropped 20% year over year, to $2.2 million or 7% of the Q2 revenues.
Customers: The Company also announced the signing of new contracts with named accounts like Hygeia HMO, Marsh, Guardian Life, Liberty Life, SunLife Assurance, Pacific Life, Great West Casualty Co., Penn Mutual, Fidelity Investments, National Financial Services, American Life, M&T Bank, American Equity, Ed Jones, TransWestern, Chartis Brazil, Ace Life Brazil, MetLife — Brazil, Mexico & US, Western General, Symmetra, Forethought, Fishrock, New Jersey Insurance Underwriting Association, North Florida Agents Network, AON — Switzerland, Malaysia & Australia, Lockton Asia, Willis — India & Netherlands, HSBC-Marsh, Brokerweb — NZ, Kaiser Permanente, Primex, Bartech Group, Singer Nelson, National Farmers, Willis of Maryland, Willis of Seattle, Kroger and Target etc. This list of names is a sample representation of contracts signed by the Company in the second quarter of 2010.
Net Income: Q2 2010 net income was $14.0 million, an increase of 56% on a year-over-year basis, as compared to Q2 2009 net income of $9.0 million. This included non-operating income of $1.4 million resulting from the gain recognized in regards to the decrease in the fair value of the put option that was issued to the two former stockholders of E-Z Data who received shares of Ebix common stock as part of the acquisition consideration paid by the Company.
Earnings per Share: Q2 2010 diluted earnings per share rose 50% year-over-year to $0.36, as compared to $0.24 in the second quarter of 2009. For purposes of the Q2 2010 EPS calculation, there was an average of 39.3 million diluted shares outstanding during the quarter, as compared to 37.5 million diluted shares outstanding in Q2 of 2009.
Expenses: The Company’s operating expenses for the quarter grew by 46 percent to $19.2 million as compared to $13.2 million for the second quarter of 2009.
Margins: The Q2 2010 operating margins at 40% were consistent with our margins in Q2 of 2009.
Cash Flows: Net cash provided by the Company’s ongoing operations in Q2 2010 was $16.0 million, an increase of 108% year-over-year, compared to $7.7 million in Q2 of 2009. During the six months ended June 30, 2010 the Company generated $23.8 million of net cash flow from operating activities, as compared to $15.5 million in the first six months of 2009.

“The insurance industry is still reeling from the aftereffects of the economic crisis in the United States. With consumer confidence being rather low, Annuity production industry wide is down 20% year over year. The property and casualty sector has had one of the worst years in a decade. The health insurance industry is still dealing with the uncertainties created by the Health reform bill passage.” Ebix Chairman, President & CEO Robin Raina said, “In spite of all of that, Ebix has continued to move forward with record revenues, earnings, cash flows and net income. We have continued to substitute production drops in the industry through organic growth means by bringing new clients to our Exchanges. We have always believed that a company’s true strength is tested when times are bad for the industry. A company that can produce record results in an economy like this has a much better chance of producing spectacular results as times become better for the industry as a whole.”
Robin added, “We believe that our end-to-end Exchange solutions provide us a strategic business and technology advantage over our competition. We are presently in the process of hiring fifteen new sales people for our Exchange and CRM initiatives. These additional resources should enable us to organically grow our revenues more dramatically over the coming months and years.”
“In recent times, I have often been asked about the possibility of a dividend being issued by the Company. Clearly, our intent is to try and secure the best possible returns from the use of our operating cash flows. We believe that our cash can generate much higher returns for our shareholders, by investing in both new accretive acquisitions and organic growth initiatives than through issuing dividends to our shareholders.” Robin said, “While the Company does not completely rule out the possibility of issuing dividends in the future, at present we are more inclined to use our cash to generate further improvement in future earnings.”
Ebix SVP & CFO Robert Kerris said, “We are pleased to report $16 million of operating cash flows in the second quarter of 2010 and sustained 40% operating margins. Our current ratio improved to 1.13 at June 30, 2010 as compared to 0.62 at December 31, 2009 and our working capital position improved to $6.1 million from a deficit of $28.6 million that existed at the end of the 2009. The improvement in our short-term liquidity position is the result of stronger operating cash flows, the refinancing of our revolving credit facility that is now set to mature in February 2012, and better collections on outstanding trade accounts receivable.”
Investor Conference Call
Ebix will host a conference call to discuss its second quarter 2010 results at 11:00 a.m. Eastern Standard Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations home page at http://www.ebix.com. In addition, an archive of the webcast can be accessed through www.ebix.com/webcast. Participants who choose to call in to the conference call can do so by dialing 1-(973) 409-9690. A replay of the audio and text of the investor call will be available through the company’s Investor Relations home page at http://www.ebix.com
About Ebix, Inc.
A leading international supplier of On-Demand software and E-commerce services to the insurance industry, Ebix, Inc., (NASDAQ: EBIX) provides end-to-end solutions ranging from infrastructure exchanges, carrier systems, agency systems and BPO services to custom software development for all entities involved in the insurance industry.
With 30+ offices across Brazil, Singapore, Australia, the US, New Zealand, India and Canada, Ebix powers multiple exchanges across the world in the field of life, annuity, health and property & casualty insurance while conducting in excess of $100 billion in insurance premiums on its platforms. Through its various SaaS-based software platforms, Ebix employs hundreds of insurance and technology professionals to provide products, support and consultancy to thousands of customers on six continents. Ebix’s focus on quality has enabled it to be awarded Level 5 status of the Carnegie Mellon Software Engineering Institute’s Capability Maturity Model (CMM). Ebix has also earned ISO 9001:2000 certification for both its development and BPO units in India. For more information, visit the Company’s website at www.ebix.com
CONTACT:
Aaron Tikkoo, IR
678 -281-2027 or atikkoo@ebix.com

Safe Harbor for Forward Looking Statements under the Private Securities Litigation Reform Act of 1995 — This press release contains various forward looking statements and information that are based on management’s beliefs, as well as assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market and management’s plans and objectives. The Company has tried to identify such forward looking statements by use of words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “will,” “should,” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those expressed in, or implied by, the forward looking statements. Such risks, uncertainties and other factors include the extent to which the Company’s new products and services can be successfully developed and marketed, the integration and other risks associated with recent and future acquisitions, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties, the Company’s ability to continue to develop new products to effectively address market needs in an industry characterized by rapid technological change, the Company’s dependence on the insurance industry (and in particular independent agents), the highly competitive and rapidly changing automation systems market, the Company’s ability to effectively protect its applications software and other proprietary information, the Company’s ability to attract and retain quality management, and software, technical sales and other personnel, the potential negative impact on the Company’s outsourcing business in India from adverse publicity and possible governmental regulation, the risks of disruption of the Company’s Internet connections or internal service problems, the possibly adverse effects of a substantial increase in volume of traffic on the Company’s website, mainframe and other servers, possible security breaches on the Company’s website and the possible effects of insurance regulation on the Company’s business. Certain of these, as well as other, risks, uncertainties and other factors, are described in more detail in Ebix’s periodic filings with the Securities and Exchange Commission, including the company’s annual report on form 10-K for the year ended December 31, 2009, included under “Item 1A. Business—Risk Factors.” Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors or to publicly update any of the forward looking statements contained herein to reflect future events or developments or changed circumstances or for any other reason.
# # #
(Financial tables follow)

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Operating revenue	$32,207	$22,421	$63,810	$43,089

Operating expenses:
Cost of services provided	7,427	4,532	14,490	8,833
Product development	3,571	2,753	6,934	5,258
Sales and marketing	1,748	1,121	3,074	2,255
General and administrative	5,005	3,925	10,665	7,553
Amortization and depreciation	1,448	830	2,880	1,573

Total operating expenses	19,199	13,161	38,043	25,472

Operating income	13,008	9,260	25,767	17,617
Interest income	127	39	215	91
Interest expense	(246)	(273)	(514)	(557)
Other non-operating income	1,444	—	1,761	—
Foreign exchange gain	233	346	336	752

Income before income taxes	14,566	9,372	27,565	17,903
Income tax expense	(556)	(416)	(1,171)	(612)

Net income	$14,010	$8,956	$26,394	$17,291

Basic earnings per common share	$0.40	$0.29	$0.76	$0.57

Diluted earnings per common share	$0.36	$0.24	$0.67	$0.47

Basic weighted average shares outstanding	34,957	30,558	34,853	30,171

Diluted weighted average shares outstanding	39,275	37,461	39,305	37,281

Ebix, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except share amounts)

	June 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$20,891	$19,227
Short-term investments	7,500	1,799
Trade accounts receivable, less allowances of $646 and $565, respectively	24,402	22,861
Other current assets	2,123	2,628

Total current assets	54,916	46,515

Property and equipment, net	7,705	7,865
Goodwill	164,993	157,245
Intangibles, net	21,019	20,505
Indefinite-lived intangibles	29,299	29,223
Other assets	953	814

Total assets	$278,885	$262,167

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$8,417	$11,060
Accrued payroll and related benefits	2,930	3,634
Short term debt	4,375	23,100
Convertible debt, net of discount of $494 and $706, respectively	24,505	28,681
Current portion of long term debt and capital lease obligations	463	596
Deferred revenue	7,776	7,754
Current deferred rent	191	163
Other current liabilities	110	109

Total current liabilities	48,767	75,097

Revolving line of credit	15,600	—
Long term debt and capital lease obligations, less current portion	3,587	671
Other liabilities	2,966	2,965
Deferred tax liability, net	5,195	5,147
Put option liability	5,097	6,596
Deferred revenue	123	269
Long term deferred rent	648	679

Total liabilities	81,983	91,424

Stockholders’ equity:
Preferred stock, $.10 par value, 500,000 shares authorized, no shares issued and outstanding at June 30, 2010 and December 31, 2009	—	—
Common stock, $.10 par value, 60,000,000 shares authorized, 34,827,986 issued and 34,787,477 outstanding at June 30, 2010 and 34,474,608 issued and 34,434,099 outstanding at December 31, 2009	3,479	3,443
Additional paid-in capital	158,899	158,404
Treasury stock (40,509 shares as of June 30, 2010 and December 31, 2009)	(76)	(76)
Retained earnings	35,017	8,623
Accumulated other comprehensive income (loss)	(417)	349

Total stockholders’ equity	196,902	170,743

Total liabilities and stockholders’ equity	$278,885	$262,167

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six months Ended June 30,
	2010	2009
Cash flows from operating activities:
Net income	$26,394	$17,291
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,880	1,573
Stock-based compensation	217	100
Restricted stock compensation	688	513
Provision for doubtful accounts	203	90
Debt discount amortization on convertible debt	211	—
Unrealized foreign exchange (gain)loss on forward contracts	(49)	(144)
Unrealized foreign exchange (gain)loss	(530)	—
Gain on put option	(1,499)	—
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(1,795)	(2,617)
Other assets	387	(387)
Accounts payable and accrued expenses	(1,926)	(483)
Accrued payroll and related benefits	(709)	(532)
Deferred revenue	(303)	1,092
Deferred rent	(31)	—
Deferred taxes	(369)	(1,125)
Other current liabilities	33	178

Net cash provided by operating activities	23,802	15,549

Cash flows from investing activities:
Acquisition of MCN, net of cash acquired	(2,931)	—
Acquisition of Trade Monitor, net of cash acquired	(2,749)	—
Acquisition of Connective Technologies, net of cash acquired	(1,337)	—
Investment in ConfirmNet	(2,975)	(3,094)
Investment in IDS	—	(1,000)
Investment in Acclamation, net of cash acquired	—	(85)
Investment in Facts, net of cash acquired	—	(5,704)
Investment in Periculum, net of cash acquired	—	(200)
(Purchases)maturities of marketable securities, net	(5,701)	(1,618)
Capital expenditures	(899)	(1,200)

Net cash used in investing activities	(16,592)	(12,901)

Cash flows from financing activities:
Repayments on line of credit, (net)	(7,500)	—
Proceeds from term loan	10,000	—
Principal payments of term loan obligation	(2,344)	—
Repurchases of common stock	(4,999)	(505)
Proceeds from the exercise of stock options	178	1,422
Payments of capital lease obligations	(552)	(78)
Principal payments of debt obligations	—	(742)

Net cash provided by/(used in) financing activities	(5,217)	97

Effect of foreign exchange rates on cash	(329)	(344)

Net change in cash and cash equivalents	1,664	2,401
Cash and cash equivalents at the beginning of the period	19,227	9,475

Cash and cash equivalents at the end of the period	$20,891	$11,876

Supplemental disclosures of cash flow information:
Interest paid	$276	$429
Income taxes paid	$1,275	$2,873